EXHIBIT 3.2

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Statement with Respect to Shares
Domestic Business Corporation
(15 Pa.C.S. § 1522)

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Fee: $70

In compliance with the requirements of 15 Pa.C.S. § 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1.  The name of the corporation is:

    The York Water Company

2.  Check and complete one of the following:

☐	The resolution amending the Articles under 15 Pa.C.S. § 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

☒	The resolution amending the Articles under 15 Pa.C.S. § 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.

3.  The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. § 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 0 shares.

4.  The resolution was adopted by the Board of Directors or an authorized committee thereon on:

    December 15, 2008

5.  Check, and if appropriate complete, one of the following:

☒	The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State.

☐	The resolution shall be effective on:.		at
		Date		Hour

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer therefore this 26th day of January, 2009.

THE YORK WATER COMPANY

By:	/s/Jeffrey R. Hines
Jeffrey R. Hines
President and Chief Executive Officer

EXHIBIT A

RESOLUTIONS OF THE BOARD OF DIRECTORS OF
THE YORK WATER COMPANY
REVOKING THE DESIGNATION OF THE SERIES A JUNIOR PARTICIPATING PREFERRED SHARES AS A SERIES OF THE PREFERRED STOCK

RESOLVED, that pursuant to the authority expressly vested in the Board of Directors by Article V of the Amended and Restated Articles of Incorporation of the Company (the “Articles”), the 250,000 shares of Preferred Stock, which were previously designated as Series A Junior Participating Preferred Shares, none of which have ever been issued, shall not at this time be designated and shall remain subject to the provisions of Article V of the Articles.